CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

                                       4/28/93     1/1/93
                                       THROUGH     THROUGH
                   1995       1994     12/31/93    4/27/93     1992      1991
                   ----       ----     --------    -------     ----      ----
Earnings:
  Earnings
   (Loss) Before
   Income Taxes,
   Minority
   Interest and
   Extraordinary
   Items           $310      $(651)     $(52)      $(977)     $(125)    $(304)
  Plus:
   Interest
    Expense (a)     213        241       165          52        153       174
   Capitalized
    Interest         (6)       (17)       (8)         (2)        (6)      (12)
   Amortization of
    Capitalized
    Interest          2          1         0           0          0         0
   Portion of
    Rent Expense
    Representative
    of Interest
    Expense (a)     360        337       216         117        324       333
Adjusted          -----      -----     -----       -----      -----     -----
   Earnings
   (Loss)           879        (89)      321        (810)       346       191
                  -----      -----     -----       -----      -----     -----
Fixed Charges:

  Interest
   Expense (a)      213        241       165          52        153       174
  Portion of
   Rent Expense
   Representative
   of Interest
   Expense (a)      360        337       216         117        324       333
                  -----      -----     -----       -----      -----     -----
Total Fixed
  Charges           573        578       381         169        477       507
                  -----      -----     -----       -----      -----     -----
Coverage
  Adequacy
  (Deficiency)     $306      $(667)     $(60)      $(979)     $(131)   $(316)
                  =====      =====     =====       =====      =====     =====

  Coverage Ratio   1.53        n/a       n/a         n/a        n/a      n/a
                  =====      =====     =====       =====      =====     =====


  (a) Includes Fair Market Value Adjustments resulting from the
  Company's emergence from bankruptcy.






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                                    1996                       1995
                           ---------------------      -----------------------
                             Nine          Three          Nine          Three
                            Months        Months         Months        Months
                            Ending        Ending         Ending        Ending
                           9/30/96        9/30/96       9/30/95       9/30/95
                           -------        -------       -------       -------
Earnings:
   Earnings (Loss)
      Before Income
      Taxes,
      Minority
      Interest and
      Extraordinary
      Items                  $348           $47           $266          $113
   Plus:
      Interest Expense        129            40            162            52
      Capitalized
        Interest (a)           (2)           (1)            (5)           (1)
      Amortization of
        Capitalized
        Interest                2             1              3             1
      Portion of Rent
        Expense
        Representative
        of Interest
        Expense               267            89            268            88
                            -----         -----          -----         -----
Adjusted Earnings
(Loss)                        744           176            694           253
                            -----         -----          -----         -----
Fixed Charges:

   Interest Expense           129            40            162            52
   Portion of Rent
      Expense
      Representative
      of Interest
      Expense                 267            89            268            88
                            -----         -----          -----         -----
Total Fixed Charges           396           129            430           140
                            -----         -----          -----         -----

Coverage Adequacy
(Deficiency)                 $348           $47           $264          $113
                            =====         =====          =====         =====

Coverage Ratio               1.88          1.36           1.61          1.81
                            =====         =====          =====         =====



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